UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2018

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland  20910

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2018, RLJ Entertainment, Inc., a Nevada corporation, (the “Company”), RLJ Entertainment, Inc. (the “Company”) received a written notice of Nazir Rostom’s resignation as the Company’s Chief Financial Officer to pursue another business opportunity.  Mr. Rostom’s resignation, effective May 11, 2018, is not the result of any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.  The Company has initiated an external search for a full-time successor as CFO.

Effective May 11, 2018, Mark Nunis will act as the Principal Financial and Accounting Officer of the Company.  In connection with Mr. Nunis’ appointment, there was no change in his current compensation.

Mr. Nunis, age 51, has 26 years of accounting, audit, and financial reporting experience in a variety of industries.  Mr. Nunis joined the Company as Chief Accounting Officer in January 2013.  He served as Principal Financial and Accounting Officer from November 2015 until May 2016, following the resignation of the previous CFO.  Prior to joining the Company, Mr. Nunis was an audit partner with J.H. Cohn LLP from January 2006 to January 2013.  From May 2002 to January 2006, Mr. Nunis was a founder and partner of accounting firm, Croutch Nunis Matthews, LLP (or CNM).  Prior to CNM, Mr. Nunis worked in the audit practice of Arthur Anderson for 10 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	April 6, 2018	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

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